STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 1)
--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS

$1,524,376,000 (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

JP MORGAN CHASE BANK
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




AUGUST 3, 2006





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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.




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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
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              SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 4)
--------------------------------------------------------------------------------

                          $1,524,376,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                              JP MORGAN CHASE BANK
                                     Trustee

TRANSACTION HIGHLIGHTS:

                                                                            AVG LIFE                 LEGAL
                                                                             TO CALL     WINDOW      FINAL
                                              CE LEVELS                      (YEARS)    (MONTHS)    MATURITY
    CLASSES       SIZES (1)      RATINGS         (4)           COUPON          (2)        (2)       DATE (9)      CERTIFICATE TYPE
---------------- ------------ -------------- ------------ ----------------- ---------- ----------- ----------- ---------------------
  Class I-A-1    226,270,000    Aaa / AAA      46.52%     Floating (3)(5)     3.08         1-100    07/25/36    Super Senior Floater
  Class I-A-2    113,135,000    Aaa / AAA      19.81%     Floating (3)(5)     3.08         1-100    07/25/36    Level 1 Support
                                                                                                                    Floater
  Class I-A-3    325,000,000    Aaa / AAA      28.71%     Floating (3)(5)     3.08         1-100    07/25/36    Super Senior Floater
  Class I-A-4    40,625,000     Aaa / AAA      19.81%     Floating (3)(5)     3.08         1-100    07/25/36    Level 1 Support
                                                                                                                    Floater
  Class I-A-5    78,337,000     Aaa / AAA      10.90%     Floating (3)(5)     3.08         1-100    07/25/36      Level 2 Support
                                                                                                                    Floater
 Class II-A-1    358,162,000    Aaa / AAA      46.52%     Floating (3)(6)     3.09         1-100    07/25/36    Super Senior Floater
 Class II-A-2    179,081,000    Aaa / AAA      19.81%     Floating (3)(6)     3.09         1-100    07/25/36      Level 1 Support
                                                                                                                     Floater
 Class II-A-3    59,694,000     Aaa / AAA      10.90%     Floating (3)(6)     3.09         1-100    07/25/36      Level 2 Support
                                                                                                                     Floater
  Class II-X      Notional      Aaa / AAA      10.90%        Fixed (7)         N/A          N/A     07/25/36    Senior Interest Only
   Class B-1     41,827,000     Aa1 / AA+       8.20%     Floating (3)(8)     6.04        44-100    07/25/36    Subordinate Floater
   Class B-2     29,434,000     Aa2 / AA        6.30%     Floating (3)(8)     6.03        44-100    07/25/36    Subordinate Floater
   Class B-3     10,070,000     Aa3 / AA-       5.65%     Floating (3)(8)     6.03        44-100    07/25/36    Subordinate Floater
   Class B-4     25,561,000      A1 / A+        4.00%     Floating (3)(8)     6.02        44-100    07/25/36    Subordinate Floater
   Class B-5      7,746,000       A2/A          3.50%     Floating (3)(8)     6.02        44-100    07/25/36    Subordinate Floater
   Class B-6      7,746,000    Baa1 / BBB+      3.00%     Floating (3)(8)     6.02        44-100    07/25/36    Subordinate Floater
   Class B-7     12,393,000    Baa2 / BBB       2.20%     Floating (3)(8)     6.02        44-100    07/25/36    Subordinate Floater
   Class B-8      9,295,000    Baa3 / BBB-      1.60%     Floating (3)(8)     5.83        44-95     07/25/36    Subordinate Floater

NOTES:

     (1.) In the case of the Class I-A and Class II-A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

     (2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

     (3.) The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1, Class II-A-2, Class II-A-3 and Class B Certificates (the "Adjustable Rate Certificates") will settle flat and accrue interest on an actual/360 basis.

     (4.) Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 1.60% as of the Cut-Off Date.



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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--------------------------------------------------------------------------------

     (5.) The Pass-Through Rate for the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates will be a floating rate based on One-Month LIBOR plus 0.18%, 0.23%, 0.19%, 0.25% and 0.28%, subject to the lesser of (i) Net Rate Cap (as described herein) and
            (ii) 10.50%. On the first distribution date after the Optional Termination Date, such class' margin will be increased to 2 times the original margin on such certificate.

     (6.) The Pass-Through Rate for the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will be a floating rate based on One-Month LIBOR plus 0.19%, 0.23% and 0.28%, subject to the lesser of (i) Net Rate Cap (as described herein) and (ii) 10.50%. On the first distribution date after the Optional Termination Date, such class' margin will be increased to 2 times the original margin on such certificate.

     (7.) The Pass-Through Rate for the Class II-X Certificates will be a fixed rate of 1.000% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-A Certificates. The Class II-X Certificates will bear interest on a 30/360 basis and will settle with accrued interest.

     (8.) The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates (collectively, the "Class B Certificates" or the "Subordinate Certificates") will be a floating rate based on One-Month LIBOR plus 0.39%, 0.41%, 0.43%, 0.56%, 0.60%, 1.20%, 1.40% and 2.10%,
            respectively, subject to the lesser of (i) Net Rate Cap and (ii) 10.50%. On the first distribution date after the Optional Termination Call Date, each such class' margin will be increased to
            1.5 times the original margin on such certificate.

     (9.) The legal final maturity date will be the Distribution Date in July 2036, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping residual cashflow into a reserve fund to the extent that there would be enough in the reserve fund to retire any certificates remaining outstanding.



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
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DESCRIPTION OF THE COLLATERAL:
The mortgage loans are indexed to One Year MTA ("MTA"). The mortgage loans have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof. For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage of 110% or 115%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

     >> Approximately 16.25% of the mortgage loans have no prepayment penalties for full or partial prepayments; none of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is enforced despite the borrower having sold the underlying property; and approximately 83.75% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.
     >> Approximately 11.20% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 88.31% of the mortgage loans were originated based on the stated income of the borrower.
     >> The two states with the largest concentrations are California (53.02%) and Florida (13.65%).
     >>   The non-zero weighted average FICO score is 701.
     >> The weighted average LTV is 74.77%. The weighted average CLTV including subordinate financing at the time of origination is 78.60%.
     >> All the mortgage loans with LTVs greater than 80% have primary mortgage insurance up to the required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the July 1, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 5% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.


              LOAN                    % OF        GROSS       NET     REM TERM    GROSS       NET      MAX RATE     ROLL
           DESCRIPTION                POOL         WAC        WAC                MARGIN     MARGIN
---------------------------------- ------------ ---------- ---------- --------- ---------- ---------- ----------- ---------
GR1: NON3YRHARDPP                       56.75%     3.384%     2.981%       391     3.309%     2.907%      9.954%     1

GR2: 3YRHARDPP                          43.25%     5.087%     4.689%       398     3.330%     2.931%      9.967%     1

TOTAL                                  100.00%     4.120%     3.720%       394     3.318%     2.917%      9.959%     1
---------------------------------- ------------ ---------- ---------- --------- ---------- ---------- ----------- ---------



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 7)
--------------------------------------------------------------------------------


DEPOSITOR:                                 Structured Asset Mortgage Investments II Inc.

SERVICERS:                                 Countrywide Home Loans Servicing LP.

ORIGINATOR:                                Countrywide Home Loans, Inc.

MASTER SERVICER:                           Wells Fargo Bank, National Association.

TRUSTEE:                                   JP Morgan Chase Bank.

UNDERWRITER:                               Bear, Stearns & Co. Inc.

CUT-OFF DATE:                              July 1, 2006.

CLOSING DATE:                              August 4th, 2006.

RATING AGENCIES:                           The senior certificates will be rated by two of the three rating agencies and the subordinate certificates will be rated by one of the three rating agencies. The rating agencies include Standard & Poor's ("S&P"), Moody's Investors Service ("Moody's") and or
                                           Fitch Ratings ("Fitch").

LEGAL STRUCTURE:                           The Trust will be established as one or more REMICs for federal income tax purposes.

OPTIONAL TERMINATION:                      The Depositor, or its designee, may repurchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the
                                           Cut-Off Date.

DISTRIBUTION DATE:                         The 25th day of each month (or next business day), commencing August 25th, 2006.

OFFERED CERTIFICATES:                      The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1, Class
                                           II-A-2, Class II-A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6,
                                           Class B-7 and Class B-8 Certificates.

NON-OFFERED CERTIFICATES:                  The Class R and Class B-IO Certificates will not be publicly offered.

CLASS A CERTIFICATES:                      The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1,
                                           Class II-A-2, Class II-A-3.

ADJUSTABLE RATE CERTIFICATES:              The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1, Class
                                           II-A-2, Class II-A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6,
                                           Class B-7 and Class B-8 Certificates.

SENIOR ADJUSTABLE RATE CERTIFICATES:       The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1, Class
                                           II-A-2, Class II-A-3.

REMITTANCE TYPE:                           Scheduled/Scheduled.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
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REGISTRATION:                              The Offered  Certificates  will be in Book-entry  form through DTC,  Clearstream  and
                                           Euroclear.

ERISA CONSIDERATIONS:                      The Underwriter's Exemption is expected to be available for the Offered Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA ELIGIBILITY:                         The Offered Certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7 and
                                           Class B-8 Certificates, are expected to constitute "mortgage related securities" for purposes of SMMEA.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




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MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 9)
--------------------------------------------------------------------------------


DENOMINATIONS:                             The Offered Certificates are issuable in minimum denominations of an original amount of
                                           $25,000 and multiples of $1,000 in excess thereof.

RECORD DATE:                               For each class of Adjustable Rate Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the Record Date shall be the business day of the month immediately preceding the applicable Distribution Date.


DELAY DAYS:                                0 (zero) days for the Adjustable Rate Certificates.

DETERMINATION DATE:                        With respect to any Distribution Date and the mortgage loans, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:                  With respect to each class of Adjustable Rate Certificates and any Distribution Date, the
                                           second LIBOR Business Day preceding the commencement of the related Interest Accrual
                                           Period. LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

INTEREST ACCRUAL PERIOD:                   For each class of Adjustable Rate Certificates and any Distribution Date, the Interest
                                           Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution
                                           Date. All distributions of interest on the Adjustable Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.
                                           The Adjustable Rate Certificates will initially settle flat (no accrued interest).

PREPAYMENT PERIOD:                         The Prepayment Period with respect to any Distribution Date is the calendar month prior to the month in which such Distribution Date occurs.

SERVICING FEE:                             With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Servicing Fee Rate for each mortgage loans is 0.375% per annum.

ADVANCING OBLIGATION:                      The Servicer is obligated to advance for delinquent mortgagor payments through the date of liquidation of the property to the extent they are deemed recoverable. The Master
                                           Servicer will backstop the advancing obligations of the Servicer.


COMPENSATING INTEREST:                     The Servicer is required to pay Compensating Interest up to the amount of the Servicing
                                           Fee to cover prepayment interest shortfalls ("Prepayment Interest Shortfalls") due to partial and/or full prepayments on the mortgage loans.

STEP-UP COUPON:                            If the Optional Termination is not exercised on the first Distribution Date following the
                                           Distribution Date on which it could have been exercised, the margin on the Senior
                                           Adjustable Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class B Certificates will increase to 1.5 times their related initial margins.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 10)
--------------------------------------------------------------------------------

CREDIT ENHANCEMENT:                        1. Excess Spread
                                           2. Overcollateralization
                                           3. Subordination
                                           4. Corridor Cap Agreement (for the Adjustable Rate Certificates)

DUE PERIOD:                                With respect to any Distribution Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

INTEREST REMITTANCE AMOUNT:                With respect to any Distribution Date and any loan group, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the mortgage loans (net of aggregate Servicing Fee).

OVERCOLLATERALIZATION AMOUNT:              The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for
                                           Realized Losses incurred during the related Due Period) over (ii) the aggregate
                                           Certificate Principal Balance of the Class A Certificates and Class B Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

OVERCOLLATERALIZATION                      With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to
TARGET AMOUNT:                             approximately 1.600% of the aggregate principal balance of the mortgage loans as of the
                                           Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in July 2012, 4.000% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (2) on or after the Distribution Date in July 2012, 2.400% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period
                                           (after giving effect to scheduled payments of principal due during the related Due
                                           Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (approximately $7,745,815) or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization
                                           Target Amount for the immediately preceding Distribution Date. The Overcollateralization
                                           Target Amount for the Offered Certificates is expected to be fully funded on the Closing
                                           Date.

OVERCOLLATERALIZATION                      With respect to any Distribution Date, an amount equal to the lesser of (i) available
INCREASE AMOUNT:                           excess cashflow from the mortgage loans available for payment of Overcollateralization
                                           Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target
                                           Amount for that Distribution Date over (y) the Overcollateralization Amount for such
                                           Distribution Date.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 11)
--------------------------------------------------------------------------------


OVERCOLLATERALIZATION                      With respect to any Distribution Date for which the Excess Overcollateralization
RELEASE AMOUNT:                            Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the
                                           Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION               With  respect to any Distribution Date, the excess, if any, of the Overcollaterization
AMOUNT:                                    Amount over the Overcollateralization Target Amount.

STEPDOWN DATE:                             The earlier to occur of (i) the Distribution Date on which the aggregate Certificate
                                           Principal Balance of the Class I-A and Class II-A and Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2009 and
                                           (y) the first Distribution Date for which the aggregate Certificate Principal Balance of the Subordinate Certificates plus the related Overcollateralization Amount divided by the aggregate Outstanding Principal Balance of the mortgage loans is greater than or equal
                                           (i) prior to the Distribution Date in July 2012, 27.250% and (ii) on or after the
                                           Distribution Date in July 2012, 21.800%.

CREDIT ENHANCEMENT PERCENTAGE:             The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates
                                           (including the Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such
                                           Distribution Date.

TRIGGER EVENT:                             If either the Delinquency Test or the Cumulative Loss Test is violated.

DELINQUENCY TEST:                          The Delinquency Test is violated with respect to any Distribution Date on or after the
                                           Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled
                                           Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled
                                           Principal Balances of all of the mortgage loans as of the last day of the related due period, exceeds (ii) (a) prior to the Distribution Date in July 2012, 25.69% and (b) on
                                           or after the Distribution Date in July 2012, 32.11%. of the Credit Enhancement
                                           Percentage.

CUMULATIVE LOSS TEST:                      The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of
                                           Realized Losses incurred since the Cut-off Date through the last day of the related Due
                                           Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off
                                           Date exceeds the applicable percentages set forth below with respect to such Distribution
                                           Date:

                                                DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
                                                -------------------------------------------------------------------
                                                July 2008 through  June 2008                             0.20%
                                                July 2009 through  June 2009                             0.50%
                                                July 2010 through  June 2010                             0.85%
                                                July 2011 through  June 2011                             1.25%
                                                July 2012 through  June 2012                             1.70%
                                                July 2013 and thereafter                                 1.85%



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 12)
--------------------------------------------------------------------------------

REALIZED LOSSES:                           Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related
                                           Overcollateralization Amount, third, to the Class B-7 Certificates until their
                                           Certificate Principal Balance is reduced to zero, fourth, to the Class B-6 Certificates until their Certificate Principal Balance is reduced to zero, fifth, to the Class B-5
                                           Certificates until their Certificate Principal Balance is reduced to zero, sixth, to the
                                           Class B-4 Certificates until their Certificate Principal Balance is reduced to zero, and seventh, to the Class B-3 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class B-2 Certificates until their Certificate Principal
                                           Balance is reduced to zero, and then to the Class B-1 Certificates until their
                                           Certificate Principal Balance is reduced until zero. Thereafter, Realized Losses on the
                                           Group 1 mortgage loans will be allocated to the Class I-A-5 Certificates until zero, then pro rata to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4, except losses otherwise allocable to the Class I-A-1 will first be allocated to the Class I-A-2 until zero and then to the Class I-A-1 and losses otherwise allocable to the Class I-A-3 will instead be allocated to the Class I-A-4 Certificates until zero and then to the Class
                                           I-A-3. Realized Losses on the Group 2 mortgage loans will be allocated to the Class
                                           II-A-3 Certificates until zero, then to the Class II-A-2 until zero; and finally to the
                                           Class II-A-1 Certificates.

                                           IA1      IA3
                                           IA2      IA4
                                               IA5

                                           Once Realized Losses have been allocated to the Class I-A, Class II-A or the te
                                           Subordinates, Certifica such amounts with respect to such tes certifica will no longer accrue interest; however, such amounts may be paid r thereafte to the extent of funds available from Net Monthly Excess Cashflow.

AVAILABLE FUNDS:                           For Distribution Date, the sum of (a) the Interest Remittance Amount and (b)the Principal
                                           Distribution Amount.

AVAILABLE FUNDS RATE CAP:                  For any Distribution Date, the product of (a) Available Funds for such Distribution Date and (b) a fraction , the numerator of which is 12, and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the Due Date in the prior calendar month (after giving effect to principal payments received in the Prepayment
                                           Period related to the prior Distribution Date).

NET RATE CAP:                              With respect to any Adjustable Rate Certificates, other than the Class II-A Certificates, the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the
                                           Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date) and (ii) the Available
                                           Funds Rate Cap.

                                           With respect to any Distribution Date and the Class II-A Certificates, the excess of (1)
                                           the lesser of (i) the weighted average Net Rate on the mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the
                                           Prepayment Period related to the prior Due Date) and (ii) the Available Funds Rate Cap over (2)1.000%.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 13)
--------------------------------------------------------------------------------

PASS-THROUGH RATES:                        With respect to the Adjustable Rate Certificates and any Distribution Date, the
                                           Pass-Through Rate will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the applicable Net Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

INTEREST CARRY FORWARD AMOUNT:             As of any Distribution Date, generally equal to the sum of (i) the excess of (a) the
                                           Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:              The Interest Distribution Amount for the Offered Certificates of any class on any
                                           Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution
                                           Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment
                                           Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST DISTRIBUTION AMOUNT:       The Senior Interest Distribution Amount for any Distribution Date and the Class A
                                           Certificates is equal to the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that
                                           Distribution Date for the Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER AMOUNT:     With respect to any Distribution Date, and the Adjustable Rate Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii)
                                           the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate
                                           Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

BASIS RISK SHORTFALL:                      Because each mortgage loan has a mortgage rate that is adjustable, and will adjust based on One-Year MTA after an initial fixed-rate period of one or three months following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on
                                           One-Month LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls,
                                           "Basis Risk Shortfalls"). If Basis Risk Shortfalls occur, then in the case of the
                                           Adjustable Rate Certificates, they will be carried forward as Basis Risk Shortfall
                                           Carryover Amounts and paid from Net Monthly Excess Cashflow to the extent available on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 14)
--------------------------------------------------------------------------------

AVAILABLE FUNDS PRIORITY:                  On each Distribution Date, the Available Funds will be distributed in the following order of priority:

                                           1. concurrently, to the holders of the Class A Certificates, pro rata, based on the amount of interest payable to such classes of certificates, the Senior Interest
                                              Distribution Amount allocable to such certificates;

                                           2. sequentially, to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class
                                              B-5, Class B-6, Class B-7 and Class B-8 Certificates, the Interest Distribution Amount
                                              for such certificates; For each Distribution Date (a) prior to the Stepdown Date or
                                              (b) on which a Trigger Event is in effect, an amount up to the Principal Distribution
                                              Amounts for such Distribution Date shall be distributed as follows:

                                              (i)   concurrently, to the Class A Certificates, pro rata, until the Certificate
                                                    Principal Balance of each such class has been reduced to zero;

                                              (ii)  sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5,
                                                    Class B-6, Class B-7 and Class B-8 Certificates, in that order, until their respective Certificate Principal Balance has been reduced to zero; and

                                              (B) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a
                                              Trigger Event is not in effect, sequentially:

                                              (i)   in an amount up to the Senior Principal Distribution Amount, concurrently to the
                                                    Class A Certificates, pro rata, based on their respective Certificate Principal
                                                    Balance immediately prior to such Distribution Date, until their respective
                                                    Certificate Principal Balance has been reduced to zero; and

                                              (ii)  sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class
                                                    B-6, Class B-7 and Class B-8 Certificates, in that order, in each case in an amount up to the applicable Class Principal Distribution Amount for each such
                                                    Class, until their respective Certificate Principal Balance has been reduced to zero;

                                           3. concurrently, to the Class A Certificates, pro rata, based on the Realized Loss amounts allocated to such class, except that, (i) with respect to the group 1, any Realized Loss amounts allocable to the Class IA Certificates will be allocated sequentially, to the Class I-A-1 and Class I-A-3, pro rata, , then to the the Class I-A-2 and Class I-A-4, pro rata, and then to the Class I-A-5, based on the Realized Loss amounts allocated to such classes and (ii) with respect to the group 2, any Realized Loss amounts allocable to the Class II-A
                                              Certificates will be allocated first, pro rata, to the Class II-A-1, Class
                                              II-A-2 and Class II-A-3, in that order, based on the Realized Loss amounts allocated to such classes;



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.





STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 15)
-------------------------------------------------------------------------------


                                           4. sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6,
                                              Class B-7 and Class B-8 Certificates, in that order, in each case in an amount equal to any Realized Loss amounts allocated to such classes;

                                           5. to each Class of Certificates to pay Basis Risk Carryover Amounts, sequentially, (a)
                                              concurrently, to the Class A Certificates, pro rata based on the amount of Basis Risk
                                              Carryover Amounts, and (b) sequentially, to the Class B-1, Class B-2, Class B-3, Class
                                              B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, in that order, in each case in an amount equal to any Basis Risk Carryover Amounts; and

                                           6. to the holders of the Class A and Class B Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                                           7. To the holders of the Class B-IO Certificates, as provided in the pooling and servicing agreement.

PRINCIPAL DISTRIBUTION AMOUNT:             The Principal Distribution Amount for any Distribution Date will be the sum of (i)
                                           the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related
                                           Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS
                                           (v) a percentage of the amount of any Overcollateralization Release Amount for such
                                           Distribution Date allocated to the Principal Distribution Amount based on the amount of principal for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION             For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not
AMOUNT:                                    in effect, an amount equal to the excess (if any) of (x) the aggregate Certificate
                                           Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in July 2012, 27.250% and (ii) on or after the distribution date in July 2012, 21.800%.



                                                            BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 16)
--------------------------------------------------------------------------------

CLASS B-1 PRINCIPAL DISTRIBUTION           For any Distribution Date on or after the Stepdown Date on which a Trigger Event is
AMOUNT:                                    not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-1 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                           Prepayment Period) multiplied by (i) prior to the distribution date in July 2012, 20.500%
                                           and (ii) on or after the distribution date in July 2012, 16.400%.

CLASS B-2 PRINCIPAL DISTRIBUTION           For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-2 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date)
                                           and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in July 2012,
                                           15.750% and (ii) on or after the distribution date in July 2012, 12.600%.

CLASS B-3  PRINCIPAL DISTRIBUTION          For any  Distribution  Date on or after the Stepdown Date on which a Trigger Event is not
AMOUNT:                                    in  effect,  an amount  equal to the  excess  (if any) of (x) the  Certificate  Principal
                                           Balance of the Class B-3 Certificates  immediately  prior to such  Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period  (after  reduction  for Realized  Losses  incurred during the related Prepayment  Period) over (b) the sum of (1) the aggregate  Certificate
                                           Principal  Balance of the Class A Certificates  (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate  Principal  Balance of the Class B-1 Certificates  (after taking into account the payment of the Class B-1 Principal  Distribution Amounts for such Distribution Date),
                                           (3) the aggregate  Certificate  Principal  Balance of the Class B-2  Certificates  (after taking into account the payment of the Class B-2 Principal  Distribution Amounts for such
                                           Distribution  Date) and (4) the aggregate stated principal  balance of the mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized  Losses
                                           incurred  during  the  related   Prepayment  Period)  multiplied  by  (i)  prior  to  the
                                           distribution  date in July 2012,  14.125% and (ii) on or after the  distribution  date in
                                           July 2012, 11.300%.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 17)
--------------------------------------------------------------------------------

CLASS B-4 PRINCIPAL DISTRIBUTION           For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not
AMOUNT:                                    in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-4 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date)
                                           (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such
                                           Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3
                                           Certificates (after taking into account the payment of the Class B-3 Principal
                                           Distribution Amounts for such Distribution Date), and (5) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in July 2012, 10.000% and (ii) on or after the distribution date in July 2012, 8.000%.

CLASS B-5 PRINCIPAL DISTRIBUTION           For any  Distribution  Date on or after the Stepdown  Date on which a Trigger Event is
AMOUNT:                                    not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-5 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date)
                                           (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such
                                           Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3
                                           Certificates (after taking into account the payment of the Class B-3 Principal
                                           Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal
                                           Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                           B-4 Principal Distribution Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                           Period) multiplied by (i) prior to the distribution date in July 2012, 8.750% and (ii) on or after the distribution date in July 2012, 7.000%.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 18)
--------------------------------------------------------------------------------

CLASS B-6 PRINCIPAL DISTRIBUTION           For any Distribution Date on or after the Stepdown Date on which a Trigger Event is
AMOUNT:                                    not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-6 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date)
                                           (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such
                                           Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3
                                           Certificates (after taking into account the payment of the Class B-3 Principal
                                           Distribution Amounts for such Distribution Date), the aggregate Certificate Principal
                                           Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                           B-4 Principal Distribution Amounts for such Distribution Date) and (5) the aggregate
                                           Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution Date)
                                           and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in July 2012,
                                           7.500% and (ii) on or after the distribution date in July 2012, 6.000%.

CLASS B-7 PRINCIPAL DISTRIBUTION           For any Distribution Date on or after the Stepdown Date on which a Trigger Event is
AMOUNT:                                    not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-7 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date)
                                           (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such
                                           Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3
                                           Certificates (after taking into account the payment of the Class B-3 Principal
                                           Distribution Amounts for such Distribution Date), the aggregate Certificate Principal
                                           Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                           B-4 Principal Distribution Amounts for such Distribution Date), (5) the aggregate
                                           Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution Date),
                                           (6) the aggregate Certificate Principal Balance of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such
                                           Distribution Date) and (7) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in July 2012, 5.500% and (ii) on or after the distribution date in July
                                           2012, 4.400%.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 19)
--------------------------------------------------------------------------------

CLASS B-8 PRINCIPAL DISTRIBUTI ON          For any Distribution Date on or after the Stepdown Date on which a Trigger Event is
AMOUNT:                                    not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                           Balance of the Class B-8 Certificates immediately prior to such Distribution Date over
                                           (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate
                                           Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate
                                           Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date)
                                           (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such
                                           Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3
                                           Certificates (after taking into account the payment of the Class B-3 Principal
                                           Distribution Amounts for such Distribution Date), the aggregate Certificate Principal
                                           Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                           B-4 Principal Distribution Amounts for such Distribution Date), (5) the aggregate
                                           Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution Date),
                                           (6) the aggregate Certificate Principal Balance of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such
                                           Distribution Date), (7) the aggregate Certificate Principal Balance of the Class B-7
                                           Certificates (after taking into account the payment of the Class B-7 Principal
                                           Distribution Amounts for such Distribution Date) and (8) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in July 2012, 4.000% and (ii) on or after the distribution date in July 2012, 3.200%.

YIELD MAINTENANCE PROVIDER:                An entity rated AAA/Aaa by S&P and Moody's (which may include an affiliate of the
                                           Depositor and/or Underwriter).



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 20)
--------------------------------------------------------------------------------

CORRIDOR CAP AGREEMENTS:                   The holders of the Class I-A, collectively, Class II-A, collectively, and each of the
                                           Class B Certificates will each benefit from interest rate cap payments from the Yield
                                           Maintenance Provider pursuant to a corridor cap agreement (the "Corridor Cap Agreements")
                                           purchased with respect to the Class I-A collectively, Class II-A collectively, and each of the Class B Certificates, respectively. The Corridor Cap Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related Note Interest Rate on the related Certificates and the Net Rate Cap with respect to the mortgage loans.

                                           On each Distribution Date, payments under the Corridor Cap Agreements will be an amount equal to the product of (i) the excess of the minimum of (1) the then current 1-Month
                                           LIBOR and (2) 10.50% for such Distribution Date over the strike rate, (ii) the lesser of
                                           (a) the Certificate Principal Balance of the respective class for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

                                           On each Distribution Date, amounts received under each Corridor Cap Agreement with respect to such Distribution Date will be allocated in the following order of priority:

                                              1.  first, from payments from the related Corridor Cap Agreement, (i) to the holders of the Class I-A and Class II-A Certificates, pro rata, and (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7
                                                  Certificates, in that order, the payment of any related Basis Risk Carryforward
                                                  Amounts for such Distribution Dates, to the extent not covered by Available Funds as described above.

                                              2.  second, from any remaining amounts from payments on the related Corridor Cap
                                                  Agreement, (i) to the holders of the Class I-A and Class II-A Certificates, pro rata, and (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4,
                                                  Class B-5, Class B-6 and Class B-7 Certificates, in that order, the payment of any
                                                  Interest Distribution Amount and Interest Carryforward Amount for each such class to the extent not covered by Available Funds on such Distribution Date.

                                              3.  third, from any excess amounts available from the related Corridor Cap Agreement relating to the (i) Class I-A and Class II-A Certificates, pro rata, and (ii) the
                                                  Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7
                                                  Certificates, in that order, to the extent not paid pursuant to clauses first and second above; and

                                              4.  fourth, from any remaining amounts, to the holder of the Class B-IO Certificates.

SUPPLEMENTAL CARRYOVER RESERVE FUND:       On the Closing Date, the Depositor will establish a Supplemental Carryover Reserve Fund.
                                           For the first Distribution Date and for the Adjustable Rate Certificates, amounts in the
                                           Supplemental Carryover Reserve Fund will be used to cover any Carryover Shortfall Amounts allocable to the Adjustable Rate Certificates for the first interest accrual period. The reserve fund will be replenished from the Carryover Shortfall Reserve Fund on future
                                           Distribution Dates and released to the Depositor, or its designee.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 21)
--------------------------------------------------------------------------------

CERTIFICATE PRINCIPAL BALANCE:             With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent
                                           Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such
                                           Certificate, and (2) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

NET DEFERRED INTEREST:                     With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate
                                           Principal Balance of the Certificate immediately prior to such distribution date, and
                                           (3) the actual number of days in such Interest Accrual Period divided by 360.

ADJUSTED RATE CAP:                         A fraction, expressed as a percentage, the numerator of which is the sum of amount of scheduled net Monthly Payments during the related Due Period and any additional collections during the related Prepayment Period, and the denominator of which is the outstanding aggregate principal balance of the Mortgage Loans as of the end of the related Due Period, multiplied by 12.

STATIC POOL INFORMATION:                   Information concerning the sponsor's prior residential mortgage loan securitization involving alternative-a negative amortization mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at:
                                           http://www.bearstearns.com/transactions/sami_ii/sami2006-ar6/ On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information
`                                          as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 22)
--------------------------------------------------------------------------------


                                         EXHIBIT I - CORRIDOR CAP TERMS

 DISTRIBUTION     CLASS I-A     CLASS I-A      CLASS II-A     CLASS II-A    CLASS B-1     CLASS B-1
 ------------     ---------     ---------      ----------     ----------    ---------     ---------
     DATE         NOTIONAL        STRIKE        NOTIONAL        STRIKE       NOTIONAL       STRIKE
     ----         --------        ------        --------        ------       --------       ------
  25-Aug-06    783,367,000.00       100      596,937,000.00       100     41,827,000.00       100
  25-Sep-06    761,979,648.89      8.34      581,613,550.76      8.08     41,827,000.00      8.67
  25-Oct-06    745,042,938.31      8.91      569,159,738.65      8.48     41,827,000.00      9.16
  25-Nov-06    728,651,356.51      9.14      556,986,981.07      8.23     41,827,000.00      9.19
  25-Dec-06    712,949,555.28      9.55      545,099,783.10      8.57     41,827,000.00      9.56
  25-Jan-07    697,631,523.26      9.24      533,446,759.00      8.23     41,827,000.00      9.25
  25-Feb-07    682,616,295.50      9.24      522,023,070.82      8.23     41,827,000.00      9.25
  25-Mar-07    667,897,686.97     10.23      510,822,012.90      9.32     41,827,000.00     10.24
  25-Apr-07    653,469,202.01      9.24      499,830,843.63      8.23     41,827,000.00      9.25
  25-May-07    639,323,310.05      9.55      489,035,646.16      8.57     41,827,000.00      9.56
  25-Jun-07    625,454,070.10      9.24      478,448,947.77      8.23     41,827,000.00      9.25
  25-Jul-07    611,852,830.50      9.55      468,066,200.66      8.57     41,827,000.00      9.56
  25-Aug-07    598,491,274.97      9.24      457,856,418.72      8.23     41,827,000.00      9.25
  25-Sep-07    585,270,847.39      9.24      447,790,518.99      8.23     41,827,000.00      9.25
  25-Oct-07    572,305,720.04      9.55      437,923,913.77      8.57     41,827,000.00      9.56
  25-Nov-07    559,598,268.19      9.24      428,252,537.86      8.23     41,827,000.00      9.25
  25-Dec-07    547,142,950.57      9.55      418,772,366.36      8.57     41,827,000.00      9.56
  25-Jan-08    534,934,730.18      9.24      409,479,379.43      8.23     41,827,000.00      9.25
  25-Feb-08    522,968,432.90      9.24      400,359,585.17      8.23     41,827,000.00      9.25
  25-Mar-08    511,236,731.35      9.88      391,410,409.82      8.93     41,827,000.00      9.89
  25-Apr-08    499,721,760.09      9.24      382,599,697.40      8.23     41,827,000.00      9.25
  25-May-08    488,416,533.47      9.55      373,924,507.33      8.57     41,827,000.00      9.56
  25-Jun-08    477,322,596.51      9.24      365,410,313.40      8.23     41,827,000.00      9.25
  25-Jul-08    466,443,502.19      9.55      357,051,372.98      8.57     41,827,000.00      9.56
  25-Aug-08    455,754,729.19      9.24      348,834,115.63      8.23     41,827,000.00      9.25
  25-Sep-08    445,168,869.06      9.24      340,707,967.82      8.23     41,827,000.00      9.25
  25-Oct-08    434,741,181.57      9.55      332,580,309.56      8.57     41,827,000.00      9.56
  25-Nov-08    424,207,783.85      9.24      324,350,906.84      8.23     41,827,000.00      9.25
  25-Dec-08    413,670,921.22      9.55      316,156,916.39      8.57     41,827,000.00      9.56
  25-Jan-09    403,094,047.84      9.24      307,807,109.61      8.23     41,827,000.00      9.25
  25-Feb-09    392,135,707.12      9.24      299,437,795.35      8.23     41,827,000.00      9.25
  25-Mar-09    381,269,114.65     10.23      290,987,483.69      9.32     41,827,000.00     10.24
  25-Apr-09    370,251,657.18      9.24      282,462,796.81      8.23     41,827,000.00      9.25
  25-May-09    359,315,321.83      9.55      274,052,618.52      8.57     41,827,000.00      9.56
  25-Jun-09    348,597,368.75      9.24      265,791,914.04      8.23     41,827,000.00      9.25
  25-Jul-09    338,090,966.81      9.55      257,710,426.89      8.57     41,827,000.00      9.56
  25-Aug-09    327,733,950.81      9.24      249,755,830.94      8.23     41,827,000.00      9.25
  25-Sep-09    317,567,258.95      9.24      241,976,723.85      8.23     41,827,000.00      9.25
  25-Oct-09    307,610,857.28      9.55      234,378,296.52      8.57     41,827,000.00      9.56
  25-Nov-09    297,882,432.43      9.24      226,960,639.39      8.23     41,827,000.00      9.25
  25-Dec-09    288,372,768.19      9.55      219,718,162.61      8.57     41,827,000.00      9.56
  25-Jan-10    279,088,711.56      9.24      212,645,112.26      8.23     41,827,000.00      9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.





STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 23)
--------------------------------------------------------------------------------

 DISTRIBUTION     CLASS I-A     CLASS I-A      CLASS II-A     CLASS II-A    CLASS B-1     CLASS B-1
 ------------     ---------     ---------      ----------     ----------    ---------     ---------
     DATE         NOTIONAL        STRIKE        NOTIONAL        STRIKE       NOTIONAL       STRIKE
     ----         --------        ------        --------        ------       --------       ------
  25-Feb-10    270,026,792.24      9.24      205,739,189.46      8.23     41,827,000.00      9.25
  25-Mar-10    261,178,476.95     10.23      198,998,109.49      9.32     41,827,000.00     10.24
  25-Apr-10    253,445,948.66      9.24      193,107,498.14      8.23     41,432,375.60      9.25
  25-May-10    247,313,020.21      9.55      188,435,557.35      8.57     40,429,872.09      9.56
  25-Jun-10    241,325,476.07      9.24      183,875,805.65      8.23     39,451,266.89      9.25
  25-Jul-10    235,479,729.96      9.55      179,425,274.10      8.57     38,495,951.81      9.56
  25-Aug-10    229,774,313.79      9.24      175,081,644.36      8.23     37,563,575.52      9.25
  25-Sep-10    224,205,825.32      9.24      170,842,265.25      8.23     36,653,576.38      9.25
  25-Oct-10    218,770,127.48      9.55      166,704,558.81      8.57     35,765,331.34      9.56
  25-Nov-10    213,464,903.44      9.24      162,666,280.26      8.23     34,898,417.18      9.25
  25-Dec-10    208,286,890.74      9.55      158,724,866.35      8.57     34,052,293.36      9.56
  25-Jan-11    203,233,430.36      9.24      154,877,969.84      8.23     33,226,495.39      9.25
  25-Feb-11    198,301,542.32      9.24      151,123,428.66      8.23     32,420,546.18      9.25
  25-Mar-11    193,488,317.72     10.23      147,459,160.95      9.32     31,633,982.67     10.24
  25-Apr-11    188,790,863.48      9.24      143,883,007.48      8.23     30,866,336.10      9.25
  25-May-11    184,206,463.38      9.55      140,392,860.50      8.57     30,117,158.88      9.56
  25-Jun-11    179,732,411.60      9.24      136,986,662.50      8.23     29,386,009.07      9.25
  25-Jul-11    175,366,066.89      9.55      133,662,405.04      8.57     28,672,455.25      9.56
  25-Aug-11    171,104,802.42      9.24      130,418,127.54      8.23     27,976,071.79      9.25
  25-Sep-11    166,946,087.67      9.24      127,251,890.44      8.23     27,296,443.95      9.25
  25-Oct-11    162,887,532.51      9.55      124,161,852.31      8.57     26,633,179.10      9.56
  25-Nov-11    158,926,738.66      9.24      121,146,189.49      8.23     25,985,885.54      9.25
  25-Dec-11    155,061,365.04      9.55      118,203,121.81      8.57     25,354,180.87      9.56
  25-Jan-12    151,289,126.42      9.24      115,330,911.55      8.23     24,737,691.84      9.25
  25-Feb-12    147,607,792.11      9.24      112,527,862.43      8.23     24,136,054.09      9.25
  25-Mar-12    144,015,184.61      9.88      109,792,318.63      8.93     23,548,911.96      9.89
  25-Apr-12    140,509,178.42      9.24      107,122,663.84      8.23     22,975,918.28      9.25
  25-May-12    137,087,698.71      9.55      104,517,320.30      8.57     22,416,734.14      9.56
  25-Jun-12    133,748,720.22      9.24      101,974,747.88      8.23     21,871,028.74      9.25
  25-Jul-12    130,490,265.97      9.55       99,493,443.21      8.57     21,338,479.17      9.56
  25-Aug-12    130,490,265.97      9.24       99,493,443.21      8.23     21,338,479.17      9.25
  25-Sep-12    130,490,265.97      9.24       99,493,443.21      8.23     21,338,479.17      9.25
  25-Oct-12    130,262,145.11      9.55       99,319,719.05      8.57     15,853,320.59      9.56
  25-Nov-12    127,085,559.50      9.24       96,900,557.59      8.23     15,466,917.37      9.25
  25-Dec-12    123,985,642.30      9.55       94,539,733.98      8.57     15,089,836.74      9.56
  25-Jan-13    120,960,555.22      9.24       92,235,850.19      8.23     14,721,855.22      9.25
  25-Feb-13    118,008,503.86      9.24       89,987,541.60      8.23     14,362,754.67      9.25
  25-Mar-13    115,127,736.66     10.23       87,793,476.13      9.32     14,012,322.15     10.24
  25-Apr-13    112,316,543.89      9.24       85,652,353.51      8.23     13,670,349.83      9.25
  25-May-13    109,573,256.66      9.55       83,562,904.53      8.57     13,336,634.81      9.56
  25-Jun-13    106,896,245.92      9.24       81,523,890.24      8.23     13,010,979.05      9.25
  25-Jul-13    104,283,921.53      9.55       79,534,101.31      8.57     12,693,189.24      9.56
  25-Aug-13    101,734,731.36      9.24       77,592,357.26      8.23     12,383,076.67      9.25
  25-Sep-13     99,247,160.32      9.24       75,697,505.80      8.23     12,080,457.17      9.25
  25-Oct-13     96,819,729.53      9.55       73,848,422.18      8.57     11,785,150.95      9.56



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 24)
--------------------------------------------------------------------------------

 DISTRIBUTION     CLASS I-A     CLASS I-A      CLASS II-A     CLASS II-A    CLASS B-1     CLASS B-1
 ------------     ---------     ---------      ----------     ----------    ---------     ---------
     DATE         NOTIONAL        STRIKE        NOTIONAL        STRIKE       NOTIONAL       STRIKE
     ----         --------        ------        --------        ------       --------       ------
  25-Nov-13     94,450,995.45      9.24      72,044,008.47       8.23     11,496,982.50      9.25
  25-Dec-13     92,139,549.02      9.55      70,283,193.01       8.57     11,215,780.53      9.56
  25-Jan-14     89,884,014.86      9.24      68,564,929.69       8.23     10,941,377.82      9.25
  25-Feb-14     87,683,050.43      9.24      66,888,197.43       8.23     10,673,611.16      9.25
  25-Mar-14     85,535,345.30     10.23      65,251,999.51       9.32     10,412,321.23     10.24
  25-Apr-14     83,439,620.35      9.24      63,655,363.04       8.23     10,157,352.53      9.25
  25-May-14     81,394,627.03      9.55      62,097,338.37       8.57      9,908,553.27      9.56
  25-Jun-14     79,399,146.65      9.24      60,576,998.53       8.23      9,665,775.27      9.25
  25-Jul-14     77,451,989.64      9.55      59,093,438.72       8.57      9,428,873.92      9.56
  25-Aug-14     75,551,994.86      9.24      57,645,775.74       8.23      9,197,708.05      9.25
  25-Sep-14     73,698,028.94      9.24      56,233,147.53       8.23      8,972,139.86      9.25
  25-Oct-14     71,888,985.63      9.55      54,854,712.58       8.57      8,752,034.87      9.56
  25-Nov-14     70,123,785.10      9.24      53,509,649.56       8.23      8,537,261.79      9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 25)
--------------------------------------------------------------------------------


 DISTRIBUTION    CLASS B-2     CLASS B-2     CLASS B-3     CLASS B-3     CLASS B-4     CLASS B-4
 ------------    ---------     ---------     ---------     ---------     ---------     ---------
     DATE         NOTIONAL       STRIKE       NOTIONAL       STRIKE       NOTIONAL       STRIKE
     ----         --------       ------       --------       ------       --------       ------
  25-Aug-06    29,434,000.00      100      10,070,000.00      100      25,561,000.00      100
  25-Sep-06    29,434,000.00      8.67     10,070,000.00      8.67     25,561,000.00      8.67
  25-Oct-06    29,434,000.00      9.16     10,070,000.00      9.16     25,561,000.00      9.16
  25-Nov-06    29,434,000.00      9.19     10,070,000.00      9.19     25,561,000.00      9.19
  25-Dec-06    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jan-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Feb-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Mar-07    29,434,000.00     10.24     10,070,000.00     10.24     25,561,000.00     10.24
  25-Apr-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-May-07    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jun-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Jul-07    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Aug-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Sep-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Oct-07    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Nov-07    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Dec-07    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jan-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Feb-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Mar-08    29,434,000.00      9.89     10,070,000.00      9.89     25,561,000.00      9.89
  25-Apr-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-May-08    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jun-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Jul-08    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Aug-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Sep-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Oct-08    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Nov-08    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Dec-08    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jan-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Feb-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Mar-09    29,434,000.00     10.24     10,070,000.00     10.24     25,561,000.00     10.24
  25-Apr-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-May-09    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jun-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Jul-09    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Aug-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Sep-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Oct-09    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Nov-09    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Dec-09    29,434,000.00      9.56     10,070,000.00      9.56     25,561,000.00      9.56
  25-Jan-10    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Feb-10    29,434,000.00      9.25     10,070,000.00      9.25     25,561,000.00      9.25
  25-Mar-10    29,434,000.00     10.24     10,070,000.00     10.24     25,561,000.00     10.24
  25-Apr-10    29,156,299.60      9.25      9,974,992.76      9.25     25,319,840.12      9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 26)
--------------------------------------------------------------------------------

 DISTRIBUTION    CLASS B-2     CLASS B-2     CLASS B-3     CLASS B-3     CLASS B-4     CLASS B-4
 ------------    ---------     ---------     ---------     ---------     ---------     ---------
     DATE         NOTIONAL       STRIKE       NOTIONAL       STRIKE       NOTIONAL       STRIKE
     ----         --------       ------       --------       ------       --------       ------
  25-May-10    28,450,829.73      9.56      9,733,636.45      9.56     24,707,197.75      9.56
  25-Jun-10    27,762,177.29      9.25      9,498,033.75      9.25     24,109,159.95      9.25
  25-Jul-10    27,089,914.30      9.56      9,268,038.22      9.56     23,525,355.01      9.56
  25-Aug-10    26,433,793.53      9.25      9,043,565.29      9.25     22,955,568.27      9.25
  25-Sep-10    25,793,419.73      9.25      8,824,479.74      9.25     22,399,456.47      9.25
  25-Oct-10    25,168,354.48      9.56      8,610,631.57      9.56     21,856,638.88      9.56
  25-Nov-10    24,558,299.93      9.25      8,401,918.88      9.25     21,326,856.85      9.25
  25-Dec-10    23,962,875.72      9.56      8,198,211.54      9.56     20,809,780.06      9.56
  25-Jan-11    23,381,754.97      9.25      7,999,397.72      9.25     20,305,124.65      9.25
  25-Feb-11    22,814,601.96      9.25      7,805,362.57      9.25     19,812,599.06      9.25
  25-Mar-11    22,261,090.82     10.24      7,615,994.58     10.24     19,331,920.32     10.24
  25-Apr-11    21,720,891.69      9.25      7,431,180.92      9.25     18,862,801.95      9.25
  25-May-11    21,193,689.59      9.56      7,250,813.83      9.56     18,404,970.43      9.56
  25-Jun-11    20,679,173.53      9.25      7,074,786.89      9.25     17,958,155.69      9.25
  25-Jul-11    20,177,039.90      9.56      6,902,996.26      9.56     17,522,094.07      9.56
  25-Aug-11    19,686,989.20      9.25      6,735,339.44      9.25     17,096,525.48      9.25
  25-Sep-11    19,208,729.56      9.25      6,571,716.61      9.25     16,681,196.45      9.25
  25-Oct-11    18,741,984.69      9.56      6,412,033.22      9.56     16,275,867.05      9.56
  25-Nov-11    18,286,478.95      9.25      6,256,194.98      9.25     15,880,297.90      9.25
  25-Dec-11    17,841,943.24      9.56      6,104,109.82      9.56     15,494,255.32      9.56
  25-Jan-12    17,408,114.89      9.25      5,955,687.88      9.25     15,117,511.20      9.25
  25-Feb-12    16,984,737.52      9.25      5,810,841.43      9.25     14,749,842.89      9.25
  25-Mar-12    16,571,560.83      9.89      5,669,484.87      9.89     14,391,033.03      9.89
  25-Apr-12    16,168,340.51      9.25      5,531,534.58      9.25     14,040,869.46      9.25
  25-May-12    15,774,838.09      9.56      5,396,909.00      9.56     13,699,145.08      9.56
  25-Jun-12    15,390,820.76      9.25      5,265,528.47      9.25     13,365,657.72      9.25
  25-Jul-12    15,016,061.29      9.56      5,137,315.26      9.56     13,040,210.05      9.56
  25-Aug-12    15,016,061.29      9.25      5,137,315.26      9.25     12,279,283.76      9.25
  25-Sep-12    11,677,767.09      9.25      3,912,071.22      9.25      9,930,134.29      9.25
  25-Oct-12    11,156,110.61      9.56      3,816,743.69      9.56      9,688,161.42      9.56
  25-Nov-12    10,884,195.52      9.25      3,723,715.73      9.25      9,452,025.60      9.25
  25-Dec-12    10,618,840.81      9.56      3,632,932.22      9.56      9,221,586.94      9.56
  25-Jan-13    10,359,889.22      9.25      3,544,339.35      9.25      8,996,708.85      9.25
  25-Feb-13    10,107,187.24      9.25      3,457,884.61      9.25      8,777,258.04      9.25
  25-Mar-13     9,860,585.04     10.24      3,373,516.73     10.24      8,563,104.37     10.24
  25-Apr-13     9,619,936.33      9.25      3,291,185.66      9.25      8,354,120.83      9.25
  25-May-13     9,385,098.36      9.56      3,210,842.58      9.56      8,150,183.43      9.56
  25-Jun-13     9,155,931.75      9.25      3,132,439.79      9.25      7,951,171.14      9.25
  25-Jul-13     8,932,300.47      9.56      3,055,930.75      9.56      7,756,965.84      9.56
  25-Aug-13     8,714,071.74      9.25      2,981,270.04      9.25      7,567,452.19      9.25
  25-Sep-13     8,501,115.94      9.25      2,908,413.32      9.25      7,382,517.65      9.25
  25-Oct-13     8,293,306.55      9.56      2,837,317.28      9.56      7,202,052.34      9.56
  25-Nov-13     8,090,520.07      9.25      2,767,939.70      9.25      7,025,949.02      9.25
  25-Dec-13     7,892,635.95      9.56      2,700,239.32      9.56      6,854,103.00      9.56
  25-Jan-14     7,699,536.53      9.25      2,634,175.88      9.25      6,686,412.09      9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 27)
--------------------------------------------------------------------------------


 DISTRIBUTION    CLASS B-2     CLASS B-2     CLASS B-3     CLASS B-3     CLASS B-4     CLASS B-4
 ------------    ---------     ---------     ---------     ---------     ---------     ---------
     DATE         NOTIONAL       STRIKE       NOTIONAL       STRIKE       NOTIONAL       STRIKE
     ----         --------       ------       --------       ------       --------       ------
  25-Feb-14     7,511,106.96      9.25      2,569,710.10      9.25      6,522,776.55      9.25
  25-Mar-14     7,327,235.11     10.24      2,506,803.61     10.24      6,363,099.03     10.24
  25-Apr-14     7,147,811.57      9.25      2,445,418.99      9.25      6,207,284.48      9.25
  25-May-14     6,972,729.50      9.56      2,385,519.67      9.56      6,055,240.16      9.56
  25-Jun-14     6,801,884.65      9.25      2,327,070.00      9.25      5,906,875.50      9.25
  25-Jul-14     6,635,175.24      9.56      2,270,035.15      9.56      5,762,102.14      9.56
  25-Aug-14     6,472,501.94      9.25      2,214,381.14      9.25      5,620,833.80      9.25
  25-Sep-14     6,313,767.78      9.25      2,160,074.79      9.25      5,482,986.28      9.25
  25-Oct-14     6,158,878.10      9.56      2,107,083.73      9.56      5,348,477.38      9.56
  25-Nov-14     6,007,740.54      9.25      2,055,376.34      9.25      5,217,226.88      9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 28)
--------------------------------------------------------------------------------


 DISTRIBUTION    CLASS B-5    CLASS B-5    CLASS B-6     CLASS B-6     CLASS B-7     CLASS B-7
 ------------    ---------    ---------    ---------     ---------     ---------     ---------
     DATE        NOTIONAL      STRIKE       NOTIONAL      STRIKE       NOTIONAL       STRIKE
     ----        --------      ------       --------      ------       --------       ------
  25-Aug-06    7,746,000.00      100      7,746,000.00      100      12,393,000.00      100
  25-Sep-06    7,746,000.00     8.67      7,746,000.00     8.67      12,393,000.00     8.67
  25-Oct-06    7,746,000.00     9.16      7,746,000.00     9.16      12,393,000.00     9.16
  25-Nov-06    7,746,000.00     9.19      7,746,000.00     9.19      12,393,000.00     9.19
  25-Dec-06    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jan-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Feb-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Mar-07    7,746,000.00    10.24      7,746,000.00    10.24      12,393,000.00    10.24
  25-Apr-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-May-07    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jun-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Jul-07    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Aug-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Sep-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Oct-07    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Nov-07    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Dec-07    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jan-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Feb-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Mar-08    7,746,000.00     9.89      7,746,000.00     9.89      12,393,000.00     9.89
  25-Apr-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-May-08    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jun-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Jul-08    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Aug-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Sep-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Oct-08    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Nov-08    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Dec-08    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jan-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Feb-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Mar-09    7,746,000.00    10.24      7,746,000.00    10.24      12,393,000.00    10.24
  25-Apr-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-May-09    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jun-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Jul-09    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Aug-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Sep-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Oct-09    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Nov-09    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Dec-09    7,746,000.00     9.56      7,746,000.00     9.56      12,393,000.00     9.56
  25-Jan-10    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25
  25-Feb-10    7,746,000.00     9.25      7,746,000.00     9.25      12,393,000.00     9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 29)
--------------------------------------------------------------------------------

 DISTRIBUTION    CLASS B-5    CLASS B-5    CLASS B-6     CLASS B-6     CLASS B-7     CLASS B-7
 ------------    ---------    ---------    ---------     ---------     ---------     ---------
     DATE        NOTIONAL      STRIKE       NOTIONAL      STRIKE       NOTIONAL       STRIKE
     ----        --------      ------       --------      ------       --------       ------
  25-Mar-10    7,746,000.00    10.24      7,746,000.00    10.24      12,393,000.00    10.24
  25-Apr-10    7,672,918.96     9.25      7,672,918.96     9.25      12,276,076.00     9.25
  25-May-10    7,487,263.95     9.56      7,487,263.95     9.56      11,979,042.36     9.56
  25-Jun-10    7,306,034.70     9.25      7,306,034.70     9.25      11,689,089.60     9.25
  25-Jul-10    7,129,118.58     9.56      7,129,118.58     9.56      11,406,037.51     9.56
  25-Aug-10    6,956,450.52     9.25      6,956,450.52     9.25      11,129,781.99     9.25
  25-Sep-10    6,787,926.52     9.25      6,787,926.52     9.25      10,860,156.65     9.25
  25-Oct-10    6,623,431.20     9.56      6,623,431.20     9.56      10,596,976.87     9.56
  25-Nov-10    6,462,886.16     9.25      6,462,886.16     9.25      10,340,117.25     9.25
  25-Dec-10    6,306,191.32     9.56      6,306,191.32     9.56      10,089,417.64     9.56
  25-Jan-11    6,153,260.65     9.25      6,153,260.65     9.25      9,844,740.42      9.25
  25-Feb-11    6,004,005.80     9.25      6,004,005.80     9.25      9,605,944.22      9.25
  25-Mar-11    5,858,341.02    10.24      5,858,341.2     10.24      9,372,891.85     10.24
  25-Apr-11    5,716,179.49     9.25      5,716,179.49     9.25      9,145,444.41      9.25
  25-May-11    5,577,438.32     9.56      5,577,438.32     9.56      8,923,469.29      9.56
  25-Jun-11    5,442,035.68     9.25      5,442,035.68     9.25      8,706,835.55      9.25
  25-Jul-11    5,309,891.66     9.56      5,309,891.66     9.56      8,495,415.35      9.56
  25-Aug-11    5,180,927.44     9.25      5,180,927.44     9.25      8,289,082.60      9.25
  25-Sep-11    5,055,066.22     9.25      5,055,066.22     9.25      8,087,714.39      9.25
  25-Oct-11    4,932,235.29     9.56      4,932,235.29     9.56      7,891,194.41      9.56
  25-Nov-11    4,812,362.10     9.25      4,812,362.10     9.25      7,699,406.59      9.25
  25-Dec-11    4,695,375.83     9.56      4,695,375.83     9.56      7,512,237.63      9.56
  25-Jan-12    4,581,207.38     9.25      4,581,207.38     9.25      7,329,576.95      9.25
  25-Feb-12    4,469,789.25     9.25      4,469,789.25     9.25      7,151,316.57      9.25
  25-Mar-12    4,361,055.59     9.89      4,361,055.59     9.89      6,977,351.14      9.89
  25-Apr-12    4,254,942.09     9.25      4,254,942.09     9.25      6,807,577.77      9.25
  25-May-12    4,151,386.01     9.56      4,151,386.01     9.56      6,641,896.05      9.56
  25-Jun-12    4,050,326.07     9.25      4,050,326.07     9.25      6,480,207.98      9.25
  25-Jul-12    3,951,702.48     9.56      3,951,702.48     9.56      6,322,417.87      9.56
  25-Aug-12    3,084,365.49     9.25      3,084,365.49     9.25      4,934,745.87      9.25
  25-Sep-12    3,009,225.78     9.25      3,009,225.78     9.25      4,814,528.16      9.25
  25-Oct-12    2,935,898.37     9.56      2,935,898.37     9.56      4,697,209.99      9.56
  25-Nov-12    2,864,339.83     9.25      2,864,339.83     9.25      4,582,721.85      9.25
  25-Dec-12    2,794,507.74     9.56      2,794,507.74     9.56      4,470,995.93      9.56
  25-Jan-13    2,726,360.74     9.25      2,726,360.74     9.25      4,361,966.00      9.25
  25-Feb-13    2,659,858.41     9.25      2,659,858.41     9.25      4,255,567.42      9.25
  25-Mar-13    2,594,961.33    10.24      2,594,961.33    10.24      4,151,737.12     10.24
  25-Apr-13    2,531,631.00     9.25      2,531,631.00     9.25      4,050,413.50      9.25
  25-May-13    2,469,829.85     9.56      2,469,829.85     9.56      3,951,536.45      9.56
  25-Jun-13    2,409,521.21     9.25      2,409,521.21     9.25      3,855,047.30      9.25
  25-Jul-13    2,350,669.28     9.56      2,350,669.28     9.56      3,760,888.76      9.56
  25-Aug-13    2,293,239.10     9.25      2,293,239.10     9.25      3,669,004.93      9.25
  25-Sep-13    2,237,196.58     9.25      2,237,196.58     9.25      3,579,341.23      9.25
  25-Oct-13    2,182,508.41     9.56      2,182,508.41     9.56      3,491,844.40      9.56
  25-Nov-13    2,129,142.10     9.25      2,129,142.10     9.25      3,406,462.43      9.25



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 30)
--------------------------------------------------------------------------------

 DISTRIBUTION    CLASS B-5    CLASS B-5    CLASS B-6     CLASS B-6     CLASS B-7     CLASS B-7
 ------------    ---------    ---------    ---------     ---------     ---------     ---------
     DATE        NOTIONAL      STRIKE       NOTIONAL      STRIKE       NOTIONAL       STRIKE
     ----        --------      ------       --------      ------       --------       ------
  25-Dec-13    2,077,065.91     9.56      2,077,065.91     9.56      3,323,144.57      9.56
  25-Jan-14    2,026,248.90     9.25      2,026,248.90     9.25      3,241,841.28      9.25
  25-Feb-14    1,976,660.82     9.25      1,976,660.82     9.25      3,162,504.20      9.25
  25-Mar-14    1,928,272.17    10.24      1,928,272.17    10.24      3,085,086.12     10.24
  25-Apr-14    1,881,054.17     9.25      1,881,054.17     9.25      3,009,540.96      9.25
  25-May-14    1,834,978.69     9.56      1,834,978.69     9.56      2,935,823.77      9.56
  25-Jun-14    1,790,018.30     9.25      1,790,018.30     9.25      2,863,890.62      9.25
  25-Jul-14    1,746,146.21     9.56      1,746,146.21     9.56      2,730,748.19      9.56
  25-Aug-14    1,703,336.28     9.25      1,703,336.28     9.25      2,473,896.30      9.25
  25-Sep-14    1,661,562.99     9.25      1,661,562.99     9.25      2,223,264.08      9.25
  25-Oct-14    1,620,801.45     9.56      1,620,801.45     9.56      1,978,702.10      9.56
  25-Nov-14    1,581,027.32     9.25      1,581,027.32     9.25      1,740,064.49      9.25




                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement  from your sales representative.


STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 31)
--------------------------------------------------------------------------------


                        DISTRIBUTION    CLASS B-8    CLASS B-8
                            DATE        NOTIONAL      STRIKE
                         25-Aug-06    9,295,000.00      100
                         25-Sep-06    9,295,000.00     8.67
                         25-Oct-06    9,295,000.00     9.16
                         25-Nov-06    9,295,000.00     9.19
                         25-Dec-06    9,295,000.00     9.56
                         25-Jan-07    9,295,000.00     9.25
                         25-Feb-07    9,295,000.00     9.25
                         25-Mar-07    9,295,000.00    10.24
                         25-Apr-07    9,295,000.00     9.25
                         25-May-07    9,295,000.00     9.56
                         25-Jun-07    9,295,000.00     9.25
                         25-Jul-07    9,295,000.00     9.56
                         25-Aug-07    9,295,000.00     9.25
                         25-Sep-07    9,295,000.00     9.25
                         25-Oct-07    9,295,000.00     9.56
                         25-Nov-07    9,295,000.00     9.25
                         25-Dec-07    9,295,000.00     9.56
                         25-Jan-08    9,295,000.00     9.25
                         25-Feb-08    9,295,000.00     9.25
                         25-Mar-08    9,295,000.00     9.89
                         25-Apr-08    9,295,000.00     9.25
                         25-May-08    9,295,000.00     9.56
                         25-Jun-08    9,295,000.00     9.25
                         25-Jul-08    9,295,000.00     9.56
                         25-Aug-08    9,295,000.00     9.25
                         25-Sep-08    9,295,000.00     9.25
                         25-Oct-08    9,295,000.00     9.56
                         25-Nov-08    9,295,000.00     9.25
                         25-Dec-08    9,295,000.00     9.56
                         25-Jan-09    9,295,000.00     9.25
                         25-Feb-09    9,295,000.00     9.25
                         25-Mar-09    9,295,000.00    10.24
                         25-Apr-09    9,295,000.00     9.25
                         25-May-09    9,295,000.00     9.56
                         25-Jun-09    9,295,000.00     9.25
                         25-Jul-09    9,295,000.00     9.56
                         25-Aug-09    9,295,000.00     9.25
                         25-Sep-09    9,295,000.00     9.25
                         25-Oct-09    9,295,000.00     9.56
                         25-Nov-09    9,295,000.00     9.25
                         25-Dec-09    9,295,000.00     9.56
                         25-Jan-10    9,295,000.00     9.25
                         25-Feb-10    9,295,000.00     9.25
                         25-Mar-10    9,295,000.00    10.24
                         25-Apr-10    9,207,304.64     9.25



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 32)
--------------------------------------------------------------------------------


                        DISTRIBUTION    CLASS B-8    CLASS B-8
                            DATE        NOTIONAL      STRIKE
                         25-May-10    8,984,523.42     9.56
                         25-Jun-10    8,767,053.00     9.25
                         25-Jul-10    8,554,758.22     9.56
                         25-Aug-10    8,347,561.01     9.25
                         25-Sep-10    8,145,336.56     9.25
                         25-Oct-10    7,947,946.42     9.56
                         25-Nov-10    7,755,296.52     9.25
                         25-Dec-10    7,567,266.76     9.56
                         25-Jan-11    7,383,753.91     9.25
                         25-Feb-11    7,204,651.94     9.25
                         25-Mar-11    7,029,857.96    10.24
                         25-Apr-11    6,859,267.79     9.25
                         25-May-11    6,692,781.98     9.56
                         25-Jun-11    6,530,302.30     9.25
                         25-Jul-11    6,371,732.89     9.56
                         25-Aug-11    6,216,979.16     9.25
                         25-Sep-11    6,065,948.94     9.25
                         25-Oct-11    5,918,555.00     9.56
                         25-Nov-11    5,774,710.26     9.25
                         25-Dec-11    5,634,329.77     9.56
                         25-Jan-12    5,497,330.57     9.25
                         25-Feb-12    5,363,631.69     9.25
                         25-Mar-12    5,233,154.10     9.89
                         25-Apr-12    5,105,820.65     9.25
                         25-May-12    4,981,556.02     9.56
                         25-Jun-12    4,860,286.71     9.25
                         25-Jul-12    4,741,940.94     9.56
                         25-Aug-12    3,701,158.95     9.25
                         25-Sep-12    3,610,993.24     9.25
                         25-Oct-12    3,523,002.25     9.56
                         25-Nov-12    3,437,133.84     9.25
                         25-Dec-12    3,353,337.14     9.56
                         25-Jan-13    3,271,562.49     9.25
                         25-Feb-13    3,191,761.41     9.25
                         25-Mar-13    3,113,886.59    10.24
                         25-Apr-13    3,037,891.83     9.25
                         25-May-13    2,963,732.05     9.56
                         25-Jun-13    2,855,831.96     9.25
                         25-Jul-13    2,596,889.44     9.56
                         25-Aug-13    2,344,202.52     9.25
                         25-Sep-13    2,097,621.13     9.25
                         25-Oct-13    1,856,998.76     9.56
                         25-Nov-13    1,622,192.41     9.25
                         25-Dec-13    1,393,062.51     9.56
                         25-Jan-14    1,169,472.81     9.25



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 33)
--------------------------------------------------------------------------------


                       DISTRIBUTION    CLASS B-8    CLASS B-8
                           DATE        NOTIONAL      STRIKE
                        25-Feb-14     951,290.32      9.25
                        25-Mar-14     738,385.22     10.24
                        25-Apr-14     530,630.80      9.25
                        25-May-14     327,903.38      9.56
                        25-Jun-14     130,082.23      9.25
                        25-Jul-14          0          9.56
                        25-Aug-14          0          9.25
                        25-Sep-14          0          9.25
                        25-Oct-14          0          9.56
                        25-Nov-14          0          9.25



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

 STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
 Computational Materials (Page 34)
 -------------------------------------------------------------------------------


                    EXHIBIT II- AVAILABLE FUNDS CAP SCHEDULE
                    ----------------------------------------
                          Class I-A-1  Class I-A-2   Class I-A-3  Class I-A-4
       Distribution        Effective    Effective     Effective    Effective
           Date               Rate         Rate         Rate         Rate
        25-Aug-06             5.56         5.61         5.57         5.63
 25-Sep-06 and thereafter    10.50        10.50        10.50        10.50

                          Class I-A-5  Class II-A-1 Class II-A-2  Class II-A-3
       Distribution        Effective    Effective     Effective    Effective
           Date               Rate         Rate         Rate         Rate
        25-Aug-06             5.66         5.57         5.61         5.66
 25-Sep-06 and thereafter    10.50        10.50        10.50        10.50

                           Class B-1    Class B-2     Class B-3    Class B-4
       Distribution        Effective    Effective     Effective    Effective
           Date               Rate         Rate         Rate         Rate
        25-Aug-06             5.77         5.79         5.81         5.94
 25-Sep-06 and thereafter    10.50        10.50        10.50        10.50

                           Class B-5    Class B-6     Class B-7    Class B-8
       Distribution        Effective    Effective     Effective    Effective
           Date               Rate         Rate         Rate         Rate
        25-Aug-06             5.98         6.58         6.78         7.48
 25-Sep-06 and thereafter    10.50        10.50        10.50        10.50



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 35)
-----------------------------------------------------------------------------------------------------------------------------------


                                                     EXHIBIT III - YIELD TABLES
Class I-A-1 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.158        5.506         4.002         3.076         2.46         2.004         1.356        0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.57          5.57          5.58         5.58          5.58          5.58         5.58          5.58
Class I-A-2 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.158        5.506         4.002         3.076         2.46         2.004         1.356        0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.63          5.63          5.63         5.63          5.63          5.63         5.63          5.63
Class I-A-3 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.158        5.506         4.002         3.076         2.46         2.004         1.356        0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.58          5.58          5.59         5.59          5.59          5.59         5.59          5.59
Class I-A-4 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.158        5.506         4.002         3.076         2.46         2.004         1.356        0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.65          5.65          5.65         5.65          5.65          5.65         5.65          5.65
Class I-A-5 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.158        5.506         4.002         3.076         2.46         2.004         1.356        0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.68          5.68          5.68         5.68          5.68          5.68         5.68          5.68
Class II-A-1 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.175        5.515          4.01         3.086         2.47         2.012         1.362         0.97
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.58          5.58          5.59         5.59          5.59          5.59         5.59          5.59


                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 36)
-----------------------------------------------------------------------------------------------------------------------------------


Class II-A-2 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.175        5.515          4.01         3.086         2.47         2.012         1.362         0.97
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.63          5.63          5.63         5.63          5.63          5.63         5.63          5.63
Class II-A-3 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.175        5.515          4.01         3.086         2.47         2.012         1.362         0.97
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    6/25/2009
Prin. Window Len          237          169           127           100           82            68           49            35
Yield                    5.68          5.68          5.68         5.68          5.68          5.68         5.68          5.68
Class B-1 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.769        9.667         7.505         6.037        4.988         4.306         3.888        3.028
Prin. Start Date       2/25/2014    9/25/2012     4/25/2011     3/25/2010    8/25/2009     10/25/2009    3/25/2010    6/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           96            71           57            46            30            6            3
Yield                    5.79          5.79          5.79         5.79          5.79          5.79         5.79          5.79
Class B-2 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.769        9.656         7.493         6.027        4.985         4.284         3.698        3.058
Prin. Start Date       2/25/2014    8/25/2012     4/25/2011     3/25/2010    8/25/2009     9/25/2009     1/25/2010    8/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           97            71           57            46            31            8            1
Yield                    5.81          5.81          5.81         5.81          5.81          5.81         5.82          5.81
Class B-3 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.769         9.65         7.482         6.026        4.985         4.265         3.614        3.058
Prin. Start Date       2/25/2014    8/25/2012     4/25/2011     3/25/2010    8/25/2009     9/25/2009    12/25/2009    8/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           97            71           57            46            31            9            1
Yield                    5.83          5.83          5.83         5.83          5.83          5.83         5.84          5.83
Class B-4 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.769         9.65         7.482         6.024        4.979         4.265         3.56         3.058
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     9/25/2009    10/25/2009    8/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           98            71           57            46            31           11            1
Yield                    5.97          5.97          5.97         5.97          5.97          5.97         5.97          5.97



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.





STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 37)
--------------------------------------------------------------------------------


Class B-5 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.769        9.638         7.479         6.017        4.978         4.254         3.496        3.058
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009    10/25/2009    8/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           98            71           57            46            32           11            1
Yield                    6.01          6.01          6.01         6.01          6.01          6.01         6.01          6.01
Class B-6 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.769        9.638         7.468         6.017        4.978         4.243         3.496        3.058
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009    10/25/2009    8/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           98            71           57            46            32           11            1
Yield                    6.63          6.63          6.64         6.64          6.64          6.64         6.64          6.64
Class B-7 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.735        9.609         7.448         6.002        4.962         4.243         3.456        3.058
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009     9/25/2009    8/25/2009
Prin. End Date         4/25/2026    8/25/2020     2/25/2017    11/25/2014    5/25/2013     3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          147           98            71           57            46            32           12            1
Yield                    6.84          6.84          6.84         6.84          6.84          6.84         6.85          6.85
Class B-8 to Call
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.322        9.279         7.195         5.802        4.819          4.2          3.417        3.058
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009     9/25/2009    8/25/2009
Prin. End Date         6/25/2025    11/25/2019    8/25/2016     6/25/2014    12/25/2012    3/25/2012     8/25/2010    8/25/2009
Prin. Window Len          137           89            65           52            41            32           12            1
Yield                    7.57          7.57          7.57         7.58          7.58          7.58         7.58          7.58
Class I-A-1 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.552        5.891         4.321         3.333        2.668         2.179         1.48         0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date        10/25/2038    9/25/2033     9/25/2028     5/25/2024    3/25/2021     10/25/2018    6/25/2015    6/25/2009
Prin. Window Len          387          326           266           214          176           147           107           35
Yield                    5.58          5.58          5.58         5.58          5.59          5.59         5.59          5.58
Class I-A-2 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.552        5.891         4.321         3.333        2.668         2.179         1.48         0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date        10/25/2038    9/25/2033     9/25/2028     5/25/2024    3/25/2021     10/25/2018    6/25/2015    6/25/2009
Prin. Window Len          387          326           266           214          176           147           107           35
Yield                    5.63          5.63          5.64         5.64          5.64          5.64         5.65          5.63



                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 38)
------------------------------------------------------------------------------------------------------------------------------------


Class I-A-3 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.552        5.891         4.321         3.333        2.668         2.179         1.48         0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date        10/25/2038    9/25/2033     9/25/2028     5/25/2024    3/25/2021     10/25/2018    6/25/2015    6/25/2009
Prin. Window Len          387          326           266           214          176           147           107           35
Yield                    5.59          5.59          5.59          5.6          5.6           5.6           5.6          5.59
Class I-A-4 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.552        5.891         4.321         3.333        2.668         2.179         1.48         0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date        10/25/2038    9/25/2033     9/25/2028     5/25/2024    3/25/2021     10/25/2018    6/25/2015    6/25/2009
Prin. Window Len          387          326           266           214          176           147           107           35
Yield                    5.65          5.66          5.66         5.66          5.66          5.66         5.67          5.65
Class I-A-5 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.552        5.891         4.321         3.333        2.668         2.179         1.48         0.966
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date        10/25/2038    9/25/2033     9/25/2028     5/25/2024    3/25/2021     10/25/2018    6/25/2015    6/25/2009
Prin. Window Len          387          326           266           214          176           147           107           35
Yield                    5.68          5.69          5.69         5.69          5.7           5.7           5.7          5.68
Class II-A-1 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.586        5.901         4.327         3.347        2.682         2.191         1.49          0.97
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         2/25/2039    9/25/2033     8/25/2028     6/25/2024    4/25/2021     11/25/2018    7/25/2015    6/25/2009
Prin. Window Len          391          326           265           215          177           148           108           35
Yield                    5.59          5.59          5.59          5.6          5.6           5.6           5.6          5.59
Class II-A-2 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.586        5.901         4.327         3.347        2.682         2.191         1.49          0.97
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         2/25/2039    9/25/2033     8/25/2028     6/25/2024    4/25/2021     11/25/2018    7/25/2015    6/25/2009
Prin. Window Len          391          326           265           215          177           148           108           35
Yield                    5.63          5.63          5.64         5.64          5.64          5.64         5.65          5.63
Class II-A-3 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life                8.586        5.901         4.327         3.347        2.682         2.191         1.49          0.97
Prin. Start Date       8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006     8/25/2006     8/25/2006    8/25/2006
Prin. End Date         2/25/2039    9/25/2033     8/25/2028     6/25/2024    4/25/2021     11/25/2018    7/25/2015    6/25/2009
Prin. Window Len          391          326           265           215          177           148           108           35
Yield                    5.68          5.69          5.69         5.69          5.7           5.7           5.7          5.68


                                                            BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.





STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 39)
------------------------------------------------------------------------------------------------------------------------------------


Class B-1 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               14.576        10.405        8.103         6.521        5.377         4.657         4.197        4.781
Prin. Start Date       2/25/2014    9/25/2012     4/25/2011     3/25/2010    8/25/2009     10/25/2009    3/25/2010    6/25/2009
Prin. End Date        10/25/2033    11/25/2027    1/25/2023     9/25/2019    4/25/2017     7/25/2015     1/25/2013    5/25/2013
Prin. Window Len          237          183           142           115           93            70           35            48
Yield                     5.8          5.8           5.8           5.8          5.8           5.81          5.8          5.86
Class B-2 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               14.506        10.316        8.026         6.457         5.33         4.598         3.988        4.438
Prin. Start Date       2/25/2014    8/25/2012     4/25/2011     3/25/2010    8/25/2009     9/25/2009     1/25/2010    8/25/2010
Prin. End Date         8/25/2032    7/25/2026     12/25/2021   10/25/2018    7/25/2016     11/25/2014    8/25/2012    6/25/2011
Prin. Window Len          223          168           129           104           84            63           32            11
Yield                    5.82          5.82          5.82         5.82          5.82          5.83         5.83          5.87
Class B-3 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               14.439        10.241        7.956         6.41         5.291         4.543         3.896        4.017
Prin. Start Date       2/25/2014    8/25/2012     4/25/2011     3/25/2010    8/25/2009     9/25/2009    12/25/2009    6/25/2010
Prin. End Date         6/25/2031    4/25/2025     11/25/2020   12/25/2017    10/25/2015    4/25/2014     7/25/2012    1/25/2011
Prin. Window Len          209          153           116           94            75            56           32            8
Yield                    5.84          5.84          5.84         5.84          5.84          5.85         5.85          5.88
Class B-4 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               14.332        10.137        7.872         6.339        5.229         4.496         3.808        3.757
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     9/25/2009    10/25/2009    2/25/2010
Prin. End Date        12/25/2030    10/25/2024    6/25/2020     7/25/2017    7/25/2015     1/25/2014     5/25/2012    12/25/2010
Prin. Window Len          203          148           111           89            72            53           32            11
Yield                    5.97          5.98          5.98         5.98          5.98          5.98         5.99          6.02
Class B-5 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               14.173        9.978         7.752         6.238        5.151          4.42         3.696        3.546
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009    10/25/2009    1/25/2010
Prin. End Date         2/25/2029    1/25/2023     1/25/2019     6/25/2016    8/25/2014     4/25/2013    10/25/2011    6/25/2010
Prin. Window Len          181          127            94           76            61            45           25            6
Yield                    6.01          6.02          6.02         6.02          6.02          6.02         6.03          6.05
Class B-6 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               14.051        9.871         7.656         6.17         5.095         4.362         3.662        3.452
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009    10/25/2009    12/25/2009
Prin. End Date         5/25/2028    5/25/2022     7/25/2018    12/25/2015    3/25/2014     12/25/2012    8/25/2011    4/25/2010
Prin. Window Len          172          119            88           70            56            41           23            5
Yield                    6.64          6.64          6.64         6.65          6.65          6.65         6.66          6.7



                                                            BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.




STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 40)
------------------------------------------------------------------------------------------------------------------------------------


Class B-7 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.802        9.663         7.493         6.039        4.988          4.32         3.556        3.331
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009     9/25/2009    10/25/2009
Prin. End Date         6/25/2027    7/25/2021     11/25/2017    6/25/2015    10/25/2013    8/25/2012     4/25/2011    2/25/2010
Prin. Window Len          161          109            80           64            51            37           20            5
Yield                    6.84          6.85          6.85         6.85          6.85          6.85         6.86          6.9
Class B-8 to Maturity
Price: 100-00         10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life               13.322        9.279         7.195         5.802        4.819         4.208         3.425        3.209
Prin. Start Date       2/25/2014    7/25/2012     4/25/2011     3/25/2010    8/25/2009     8/25/2009     9/25/2009    9/25/2009
Prin. End Date         6/25/2025    11/25/2019    8/25/2016     6/25/2014    12/25/2012    6/25/2012    10/25/2010    10/25/2009
Prin. Window Len          137           89            65           52            41            35           14            2
Yield                    7.57          7.57          7.57         7.58          7.58          7.58         7.58          7.62

                                                            BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the
"Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.


STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR6
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR6
Computational Materials (Page 41)
--------------------------------------------------------------------------------


                               CONTACT INFORMATION



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Rating Agencies

Julia Clements- S&P                       Tel: (212) 438-8432
                                          julia_clements@standardandpoors.com


Todd Swanson - Moody's                    Tel: (415) 274-1714
                                          todd.swanson@moodys.com


                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.